EXHIBIT 23.1
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ZELLER WEISS & KAHN, LLP
Certified Public Accountants
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                        1084 Route 22 West
                        Mountanside, New Jersey 07092
                        TEL: 908-789-0011
                        FAX: 908-789-0027
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We consent to the inclusion in this registration statement
on Form SB-2 of our report dated May 25, 2000, on our audits of the financial statements of Silver Star Foods, Inc.  We also consent to the references to our firm under the captions
"Experts" and "Selected Financial Data".
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/s/ Zeller Weiss & Kahn, LLP
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    Zeller Weiss & Kahn, LLP
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Mountainside, New Jersey
September 8, 2000